UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 2, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On August 3, 2006, the Board of Directors of Extreme Networks, Inc, (the “Company”) approved a consulting agreement (the “Agreement”) between the Company and William Slakey, the Company’s departing Chief Financial Officer. Pursuant to the terms of the Agreement, the Company will retain Mr. Slakey’s services as a consultant for a period of three months and will remit to Mr. Slakey $15,000 per month in return for such services and will also remit $2,000 per month towards Mr. Slakey’s COBRA expenses for a period of six months.

Item 2.02 Results of Operations and Financial Condition.

On August 2, 2006, the Company issued a press release announcing its financial results for the fiscal year ended July 2, 2006 and held a conference call regarding those results.

The press release and script of the conference call relating to the financial results for the fiscal year ended July 2, 2006 and are attached hereto as Exhibit 99.1 and 99.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 5, 2006, Michael Palu was appointed Acting Chief Financial Officer of the Company. Mr. Palu has served as the Company’s Vice President & Corporate Controller. Mr. Palu has been with the Company for two years and has led the Company’s efforts in Sarbanes-Oxley compliance and all audit activities. Mr. Palu will report to Gordon Stitt, the Company’s President and CEO.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 2, 2006 announcing the financial results of Extreme Networks, Inc. for the fiscal year ended July 2, 2006.

99.2	Transcript of earnings call, held on August 2, 2006, relating to Extreme Networks’ financial results for the fiscal year ended July 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006

EXTREME NETWORKS, INC.

By:	/s/ Michael J. Palu
Michael J. Palu
Vice President, Corporate Controller,
Acting Chief Financial Officer

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